EXHIBIT 10.1

October 23, 2008

Mr. Philippe Tartavull
3550 Surfwood Road
Malibu, California 90265

Re: Amendment to Your Employment Agreement dated December 20, 2007

Dear Philippe:

The Board of Directors of Hypercom Corporation (the “Company”) has approved a one-year extension of your employment agreement dated December 20, 2007 (the “Agreement”). Section 2 of the Agreement is hereby amended and restated in its entirety as follows:

“Term. Your employment by the Company in your role as CEO will be effective as of 12:01 a.m. on December 20, 2007 and will terminate on December 20, 2010 (the “Term”), unless you and the Company agree to renew your employment relationship. Notwithstanding the above, as of December 20, 2009, you and the Company will review the employment relationship and at that time the Company may, in its sole discretion, extend the Term of this Agreement until December 20, 2011.”

The Company intends that the terms of this letter serve as an amendment to the Agreement, but only to the extent described in this letter. Your signature below signifies that you agree to this amendment.

Sincerely,

/s/ Norman Stout
Norman Stout
Chairman of the Board

Accepted by:

/s/ Philippe Tartavull
Philippe Tartavull

October 23, 2008
Date of Acceptance